                                 US Vision, Inc.
                                 1 Harmon Drive
                           Blackwood, New Jersey 0012
                                 (609) 228-1000

                                October 27, 1997


Via Telecopy 212-274-0260
-------------------------
Marge Axelrad
VP/Editorial Director
Jobson Optical Group
Jobson Publishing Corp.

Dear Marge:

I am writing to confirm our conversation this morning concerning US Vision's references to the Jobson Optical Group report and Jobson's US Optical Industry Handbook, and the data contained therein, in US Vision's registration statement (No. 333-35819), as it may be amended, filed with the Securities and Exchange Commission as well as in the prospectus which is a part of the registration statement. Please confirm that Jobson hereby consents to the forgoing by signing and returning this letter to me via fax at 215-563-3810. If you need to reach me today, please call me at 215-563-9000.Your signature also constitutes your authorization for US Vision to rely on a telecopied signed version of your consent.

Thank you for your prompt attention to this matter.

Best regards.

                                                          Sincerely yours,

                                                           /s/
                                                          ---------------------
                                                          Kathy Cullen
                                                          VP Finance
Consent Granted:
         Jobson Optical Group
         Jobson Publishing Corp.


         By: /s/
            ------------------------------------
            Marge Axelrad, VP/Editorial Director
            October 27, 1997